Exhibit 99.3
Transcript of Joint Investor Presentation Conference Call by Synacor, Inc. and Qumu Corporation held on February 11, 2020

Participants
Rob Fink - F&K Investor Relations
Himesh Bhise - Synacor Chief Executive Officer
Vern Hanzlik - Qumu Chief Executive Officer
Tim Heasley - Synacor Chief Financial Officer
Dave Ristow - Qumu Chief Financial Officer

Analysts
George Sutton - Craig-Hallum
Laura Martin - Needham & Company
John - Lake Street
Jeff Van Rhee - Craig-Hallum
Steven Frankel - Dougherty
Austin Moldow - Canaccord

Transcript

Operator
Ladies and gentlemen, hello, and thank you for joining this Synacor-Qumu Merger Conference Call. All participants are in a listen-only mode. But after today’s prepared remarks, you will have the opportunity to ask questions.

With that, I am pleased to turn the floor over to Mr. Rob Fink with FNK Investor Relations. Welcome, Rob.

Rob Fink - FNK Investor Relations
Thank you, operator, and good morning, everyone. Earlier this morning, Synacor and Qumu announced a transformative merger agreement. On this conference call today are Synacor’s CEO Himesh Bhise; Synacor’s CFO Tim Heasley; Qumu’s CEO Vern Hanzlik; and Qumu’s CFO Dave Ristow. In addition, the companies have prepared a presentation that outlines the merger, and now would be a good time to download it from Synacor’s website or Qumu’s website.

Please note that Synacor and Qumu management will make forward-looking statements during today’s call that are subject to various risks and uncertainties, including the anticipated timing, completion of benefits of the proposed merger, anticipated future combined operations and offerings, the expected synergies to be achieved, and expected pro forma financial results of the combined business. These statements are based on our assumptions as of the current date and involve risks. Actual results may differ materially from those projected and should not be considered an indication of future performance. Further information on these and other factors that could affect the company’s future performance is included in the press release and filings with the SEC.

Management has made available a supplementary slide presentation, which we’ll be referencing during today’s call. During this conference call, management will present both GAAP and non-GAAP financial measures. These non-GAAP measures are not intended to be considered in isolation from or superior to our GAAP results, and we encourage you to consider all measures while analyzing performance.

In addition, please note, the conference call is taking place on February 11, 2020 and any forward-looking statements that are made today are assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information.

With all that said, I will now turn the call over to Himesh. Himesh, congratulations on the transaction.

Himesh Bhise - Synacor Chief Executive Officer
Thank you, Rob, and welcome, everyone. Vern and I are pleased to announce that we have entered into a definitive agreement to combine Qumu with Synacor in all-stock transaction. We believe this deal marks an important inflection point for both our companies and creates a collaboration platform-centric SaaS-based software company with operating scale, a foundation of strong recurring revenue, a diverse, global customer base, and multiple channels to market that can accelerate growth.

Synacor is a leading software company providing cloud-based Zimbra Email and Cloud ID Identity solutions to thousands of businesses, governments, and service providers around the world. And, we are also an advertising and portal business, helping hundreds of internet publishers drive higher monetization.

Qumu is a leading enterprise video platform used by 175 companies Fortune 2000 to create, manage, secure, distribute and measure the success of live and on-demand video. Both boards of directors and both management teams believe that this is a strategic and highly synergistic combination.

Qumu and Synacor together with video, email, identity and advertising products will streamline enterprise collaboration and help drive user engagement. And, we will deliver that proposition via a combined company driven by product fit, operating scale, accelerated go-to-market, and accretion. The combined business will boast a suite of leading collaboration products, Qumu Enterprise Video, Cloud ID Access Management, and Zimbra Email that combined will reach a wider cross-section of customers with a scalable, secure, extensible solutions for cloud-based and hybrid deployments.

To give you a sense of operating scale, the combined company is expected to have more than $120 million in annual revenue on a pro forma basis. This will include an estimated $70 million in software revenue, about 70% of which would be recurring, and about $50 million in revenue from Synacor’s continuing portal and advertising business. Qumu’s 175 Global 2000 and Fortune 500-heavy customers complement Synacor’s 4000 business, government, service provider, content provider and publisher customers around the world. That creates significant cross-selling opportunities while Synacor’s network of 1,900+ channel partners will help accelerate and broaden Qumu’s go-to-market program. We have estimated $4 million to $5 million in annualized operating synergies that underpin expectations of the deal being accretive to both adjusted EBITDA and adjusted EPS in the first fiscal year after close, excluding purchase accounting adjustments.

I am excited to welcome the Qumu team to the Synacor family. The Qumu team has deep domain expertise in enterprise video and collaboration and they share our product and technology vision. On behalf of all of us at Synacor, welcome.

And now, I’d like to introduce Qumu’s CEO Vern Hanzlik. Vern has been CEO of Qumu since 2015, and has over 25 years of experience growing and leading sales for enterprise software companies. Post-close, Vern will be joining Synacor as the chief revenue officer of software and services. I am excited that Vern shares my belief in the strategic rationale of this merger, is voting with his feet, so to speak, to drive revenue synergy and accelerate growth, and I am truly looking forward to partnering with him.

Vern?

Vern Hanzlik - Qumu Chief Executive Officer
Thank you, Himesh. This is an exciting day for Qumu, our shareholders, our customers, and for me personally. For those of you who are not familiar with Qumu, I’d like to provide a brief overview.

To begin, Qumu provides best-in-class software platform that enterprises use to create, manage, secure, distribute and measure success of live and on-demand video. We are trusted by Global 2000 firms in six key verticals: financial services, manufacturing, professional services, life sciences, telecommunications, and government, where security and scalability are critical. Regarding our technology, we are extremely proud to say Qumu is positioned as a leader in the Gartner Magic Quadrant Enterprise Video.

In terms of flexibility, the Qumu platform provides seamless integrations with existing videoconferencing applications, enterprise collaboration tools and offers connectivity both inside and outside the firewall through these deployment models: cloud, cloud hybrid, and on-premise. Qumu’s cloud SaaS offering is white-labeled by a number of key partners to support live managed events, and power video-based learning via learning management systems.

In terms of our market positioning, Qumu is well-established in markets with strong secular growth trends. Our current customer base includes Fortune 500 and Global 2000 frontrunners, innovative leaders, top digital companies and many of the world’s most valuable brands. With this in mind, Qumu has significant reoccurring subscription revenues that carry strong margins.

Strategically, the combined combination of Qumu and Synacor makes sense. Our companies share business values around importance of the technology, security, extensibility, which will provide a foundation for innovation as we integrate the companies and move forward together. We also are closely aligned in shared mission and adding value to our customers, maintaining strong customer retention rates to world-class account management and customer service.

Admittedly, as micro-cap publicly-traded companies, both organizations have faced challenges resulting in lack of financial scale, market liquidity and other inefficiencies, while incurring significant public company expenses. By eliminating these redundancies, we will generate significant and immediate cost synergies. This merger with Synacor will significantly accelerate Qumu’s go-to-marketability. In fact, the merger with Synacor addresses and strengthens our four main pillars of our longstanding growth strategy, which includes sales execution, new customer acquisition, customer success and retention, market-focused product innovation, and financial strength.

Most importantly, with an extensive network of more than 1,900 distributors, partners, and an established base of more than 4,000 customers, with little overlap, the merger with Synacor will expand our channel efforts and increase volume of qualified leads into our pipeline.

I am extremely proud of our Qumu team, and its accomplishments over the past several years. This merger is a step in delivering on our long-term commitment in unlocking value for shareholders. We believe this combination is a great opportunity for the company, its customers, and our shareholders.

With that, I’ll turn the call back over to Himesh.

Himesh Bhise - Synacor Chief Executive Officer
Thank you, Vern. While we have been working on the Qumu transaction, I am pleased to say that Synacor continues to execute well against initiatives we outlined on our Q3 earnings call. We have recalibrated our cost structure and continue to focus on profitability and adjusted EBITDA margin. Active publishers in the advertising business continue to grow as we help them make more money by leveraging our video, mobile browser, native programmatic and [indiscernible] ad products.

Our transformation into a SaaS-based business is well underway. Zimbra X for Consumer launched early 2019. Zimbra X for Business launched in Q4, and we have a compelling roadmap for Zimbra 8 users. In Q4, in partnership with our global channel network, we added 98 new Zimbra customers and expanded deals with 190 additional customers.

Cloud ID is now established in the broader identity and access management market. We recently added an exciting new customer and continue to explore emerging opportunities in Canada and Japan.

By expanding our product solution suite with Qumu’s complementary enterprise video platform, we accelerate our software and SaaS transformation in the large and growing enterprise collaboration market. Consider for example access to secure enterprise video and video on-demand tools right there in your Zimbra Email user experience. Or, Qumu’s tools connected to an enterprise video box and also connected to a number of video applications all powered by Cloud IDX’s management. Or, a Zimbra channel partner already delivering secure, private cloud, and on-prem email, calendar, contacts, chat and file storage services now deepening their client engagement by offering on-demand and live video tools and extending Qumu into the mid-market enterprise.

We believe that with this scale, our strengthened market position, and cross-selling opportunities, we can enhance and unlock shareholder value.

Now, I’ll turn the call over to Tim to provide details of the transaction structure, walk through what the company looks like from a financial perspective, and review the projected cost savings. Tim?

Tim Heasley - Synacor Chief Financial Officer
Thanks, Himesh, and good morning, everyone. I’d like to start by outlining the pro forma view of the combined company based on Synacor’s current 2019 guidance and Qumu’s preliminary full-year 2019 results. Synacor’s current guidance for full-year 2019 is for revenue in the range of $120.5 million to $122.5 million. This includes approximately $26.6 million in revenue related to AT&T. As we disclosed in our third quarter earnings call, the ATT.net portal line down was completed in mid-September 2019. As such, adjusting our current revenue guidance for 2019 to exclude AT&T results in adjusted revenue in the range of $93.9 million to $95.9 million.

Earlier this morning, Qumu issued a press release disclosing preliminary and unaudited financials for full-year 2019, which shows revenue of $25.4 million. Adding this to the midpoint of our guidance range of $94.9 million results in combined annual revenue of over $120 million.

As Himesh shared, $70 million of the combined total is software revenue, of which more than $50 million of that is reoccurring revenue. Also as mentioned by Himesh, we are estimating annualized operating synergies related to the deal to be between $4 million and $5 million. We expect to realize these savings within the first 12 months after deal closing. A significant portion of that amount is through elimination of duplicative public company costs. We also expect to realize other operating efficiencies with the combining of the two companies.

From an adjusted EBITDA standpoint, Synacor’s current guidance for 2019 is $8 million to $9 million, based on Qumu’s preliminary and unaudited adjusted EBITDA for 2019, which is expected to be approximately $2.9 million. With expected operating synergies from the deal, in the range of $4 million to $5 million, you can do the math. Excluding purchase accounting adjustments, we expect the deal to be accretive to both adjusted EBITDA and adjusted EPS in the first year following closing the deal and that’s even without factoring in any growth.

Combined cash at time of closing and after transaction costs and the elimination of Qumu’s warrants is expected to be around $12 million, and that’s with no bank debt.

The transaction is structured as an all-stock deal. Upon closing, Synacor shareholders are expected to own approximately 64.4% and Qumu equity holders are expected to own approximately 35.6% of the stock of the combined company. Under the terms of the merger agreement, each share of Qumu common stock issued in outstanding, as of the effective date of the merger, will be converted into approximately 1.61 shares of Synacor common stock.

As Himesh indicated, the improved financial scale provided by the combination, along with the operating synergies and cross-selling opportunities and other strategic benefits, which should help accelerate growth, make us all extremely excited about this transformational merger. And, we look forward to working with our talented new team members at Qumu.

With that, I’ll turn the call back over to Himesh.

Himesh Bhise - Synacor Chief Executive Officer
Thank you, Tim. This transaction has been unanimously approved by the boards of directors of both companies and is expected to close mid-2020, subject to obtaining required approval from the stockholders of both Synacor and Qumu, and other customary closing conditions.

Following the close of the transaction, I will serve as the chief executive officer of the combined company; Tim will serve as chief financial officer; and Vern will join Synacor as chief revenue officer for software and services.

The reconstituted board of directors will be smaller than the current board of Synacor with a total of seven directors compared to nine directors today. Three directors will be appointed by Synacor, two directors will be appointed by Qumu and I will also serve as a director of the combined company. The new board will conduct a search to identify an independent director with software and SaaS experience who is anticipated to serve as chairperson of the company.

Those who have followed Synacor for a few years will recognize that we have successfully leveraged and integrated M&A to drive growth. The Technorati acquisition helped us create our rapidly growing publisher advertising business and Zimbra has helped us transform into a global software company. I believe the combination with Qumu is another milestone event. This is a highly synergistic combination driven by product fit, operating scale, accelerated go-to-market and adjusted EPS and adjusted EBITDA accretion.

With that, we are ready to open the call for your questions. Operator?

Operator
Thank you, Himesh. Thank you to each of our presenters for sharing your remarks this morning. [Operator instructions]. We’ll hear first from George Sutton with Craig-Hallum.

Q: Thank you. Congrats to everybody on the transaction. So, I really want to understand the product fit concept, alongside the resellers. Obviously at some point, you’ll be out talking to the resellers and the attractiveness for them relative to this transaction. What is the pitch to them in terms of how they’re going to market both for larger enterprises and for smaller SMB type customers?

Himesh Bhise - Synacor Chief Executive Officer
George, this is Himesh. I’ll begin with that. Thank you for the question. The product fit and the channel-driven go-to-market really speaks to the core drivers of the [background noise] of the deal. As you know, we have been transforming ourselves in the software side of our business into being a collaboration platform driven by Zimbra, and driven by the ability of Cloud ID Identity and Access Management to integrate and provide single sign-on to a large number of collaboration services.

From a product point of view, an enterprise video platform that increases the efficiency and streamlines the delivery of live and on-prem enterprise video, which is a core component of what we all think about collaboration today, this is a really strong fit. The two product teams have already talked as part of this process and we’ve clearly identified ways to weave the two platforms together. I alluded to a couple of these examples on the call but it’s much easier for example to access enterprise video if it’s tied directly into your email platform, which is really the basis of how one exchanges messages today.

The second piece on the channel-based question, we’ve had some early confidential discussions with some of our partners. We have a strong degree of confidence based on these conversations and our experience with them that this is a product line that they will be very interested. And, it’s a good fit for what they do. They currently work with customers in their region. They offer a value proposition that sounds very similar to Qumu. It’s a secure solution; it’s provided either on a private cloud or on-prem, flexibly to the customer. They offer custom integrations and provide services to the end user in a highly scalable fashion.

And so, we believe that based on the interaction they currently have with customers, based on the fit between the two products, we feel strongly that we will see an accelerated go-to-market program.

Vern Hanzlik - Qumu Chief Executive Officer
George, this is Vern. I’ll just add to Himesh’s comments only a little, probably a little bit more tactical as we look at all the eyeballs that are available to the distribution channel that they have built. Some of the things that we’ve already done with Zoom and Slack type things, we see this as a natural extension of my video to that Zimbra platform. It becomes part of their daily life and we talked through some of the early wins as we do this post-merger as we integrate this into the platform because I think now people will start to see that as a service and as we roll out our enterprise video as a service messaging that we have on our website and it’s a strategy that we started to deploy, this will accelerate that with a large distribution channel. That’s one of the reasons I’m extremely excited about that is that we can plug in and get early wins for those partners and they can see it and then that starts to be more viral. So, we’re excited about that.

Q: One other quick one if I could. I’m curious about both of you tend to have a white-label go-to-market to some extent. I’m curious if there’s any logical marriage that comes from that or logical advantage that comes from that.

Himesh Bhise - Synacor Chief Executive Officer
It’s certainly an element that makes the fit so much easier. We’ve had the same philosophy. We’re in business to make our customer successful, and that really drives our product development efforts. It drives our go-to-market efforts. So, we felt that there’s a great fit there. We won’t have to go against the grain as we roll out this program with our channel partners.

And then the other feature is that the customer bases are truly complementary. So, Qumu comes to the table with over 100% of our customers in the Fortune 2000. Our primary customer base tends to be in the mid-market and in the service provider and content provider space. So, you can clearly see a cross-sell opportunity here where we can take some of our products to the larger enterprise market and help Qumu serve the much broader mid-market. That really creates cross-sell opportunity.

Vern Hanzlik - Qumu Chief Executive Officer
Yes. I think that we see the services component, whether they’re SIP [ph] services and delivery services for some of what we call the unified accounts space, where we think is exciting because they need some of the things within the Zimbra platform that they don’t have, but also just those services in general, but on the top of the pyramid we’ll continue to market directly. We’ll provide the other cross-sell is to bring some of the Cloud ID capability as we digest that a little bit more. We’re still thinking through that go-to-market on the top of the pyramid. And, this whole mid-market is all net new to us, and that we’re better set up today from a timing perspective for our organization the way we have our platform set up in the cloud in our hybrid delivery to take this to market more aggressively with the white label.

Q: Perfect. Thanks, guys.

Operator
Our next question will come from the line Laura Martin with Needham & Company.

Q: Good morning. Congratulations. Maybe a couple. Could you talk about your geographic footprint after the deal and how it’s changed from just standalone Synacor? And then, the $4 million to $5 million of cost savings, what’s the primary source of those cost savings, please?

Himesh Bhise - Synacor Chief Executive Officer
Wonderful. Laura, thank you for the question, and like we mentioned earlier, we are excited about this. The geographic fit is an interesting and important point. As we mentioned in the release, we truly are a much more global company now than either of us were independently. Qumu’s revenue base leans international.

Vern Hanzlik - Qumu Chief Executive Officer
Yes.

Himesh Bhise - Synacor Chief Executive Officer
Our revenue base as a company leans towards the US and in the software and services business where it’s a little bit more evenly split between the US and international. And so, what we find now is a diverse customer base across multiple verticals, spread across multiple geographies, which I think makes us a lot stronger.

I’ll let Vern add anything to that before I go to the cost question, if you want.

Vern Hanzlik - Qumu Chief Executive Officer
Yes, I would just add, Laura, that we have-our mix of Asia-Pac and US or North America and EMEA as we break it down is fairly well-balanced. I mean, we’re probably about 46% in the Americas and we’re about 18% in Asia-Pac, and then the balance is in EMEA and the Middle East. We don’t have the office or the employee base, but we do have a very geographically diverse on our Global 2000. So, our customers push us internationally because they’re multi-national.

Himesh Bhise - Synacor Chief Executive Officer
The last point around on the geographic footprint is to also speak to the verticals that we will be particularly successful in, we talked about mid-market and enterprise, but by virtue of the products we serve, we tend to do quite well in regulated industries that have a higher requirement for privacy for example. Qumu is particularly successful in verticals like finance and healthcare. As you know, we also do very well in verticals like finance and government. And so, while there are verticals where we are both strong in, I think there are also complementary verticals that we look forward to cross-selling together.

On the point regarding the cost synergies or the operating synergies that we’ve identified, $4 million to $5 million, Laura, a big chunk of it is reducing public company costs. I’ll turn it over to Tim.

Tim Heasley - Synacor Chief Financial Officer

Yes, Laura, roughly approximately 40% of that combined synergies there is related to the elimination of the duplicative public company costs. In addition to that, we also have some other redundant and duplicative costs included in our operating expenses in the areas of systems, software, facilities, and outside professional services. So, we feel very comfortable about the $4 million to $5 million number.

Q: Thank you very much. Congratulations again.

Operator
[Operator instructions]. We’ll move next to Mark Argento with Lake Street.

Q: Hi. This is John on for Mark. Thanks for taking my question and congrats on the transaction. First, I just wanted to ask about the portal and advertising business and what your strategy and outlook is there. Are there any possible synergies in the combined business that you can take away from that segment? Thank you.

Himesh Bhise - Synacor Chief Executive Officer
Thank you for the question, John. Our portal and advertising business, as we’ve identified in the release, continues to do a terrific job helping publishers drive higher monetization. As we’ve pointed out, the publisher-based advertising business is growing quite nicely. On the last earnings call, I talked about how active publishers in the platform have grown at over 25% year-over-year which should give you a pretty good indication of how that business is progressing. We have a compelling suite of ad products that is appealing to an increasing number of publishers, and that $50 million or so business we have committed to operating at a segment margin of about 10% EBITDA. So, that provides a positive EBITDA contribution to the entire company as well in addition to creating and adding web service and advertising capabilities to all of our product suites.

Q: Got it. And then thinking about the combined R&D platform, I guess, do you see any increased opportunity for driving more innovation across the entire product set? And then number two, can you just speak a little bit on the combined company culture and why you think that’s going to be a strength going forward? Thank you.

Himesh Bhise - Synacor Chief Executive Officer
Absolutely, John. Both really important points. I mean, we are really excited about the opportunities around product integration and product innovation. The first thing I would say is truly start thinking about us as a broader, more encompassing enterprise collaboration platform. There’s no one single collaboration platform. It’s a big world of collaboration, access collaboration services out there. But, as you look at the entire universe of collaboration, we come to it from an angle of video is critical and increasing in importance to the enterprise. Communication around the email has always been important and will continue to be important going forward. And, as companies like us and many, many others, whether they’re a Slack or a Zoom or whoever, continue to launch applications through our identity platform, we will continue to add them to our suite of products and continue to reinforce our position as some of the most extensible collaboration suites available.

We want to give the enterprise the choice to create the collaboration suite that is most appropriate to them, rather than lock them into some kind of predetermined suite. And the specific tactics of how we do that you will see us deploy. Again, I gave some examples, but you can see how video can be incorporated into an email experience. You can see how identity, which we are currently using to connect Zimbra with Slack and Zoom, can also be used for the Qumu suite of products. And, I think this excitement around collaboration, this excitement about software, this excitement around delivering these services through the cloud and also through hybrid cloud environment is what truly motivates both our teams, and that I think is the underpinning of the culture.

We are both small companies. We work with very large customers around the world, and that’s what drives us. And, I think coming together both teams are, one, going to have a lot of fun, and I think are going to be very successful together.

Q: Awesome. Thank you, all, and congrats.

Operator
Next we’ll hear from the line of Jeff Van Rhee with Craig-Hallum. Please go ahead. Your line is open.

Q: Great. Thanks. I’ll add my congratulations. Several for me. Maybe you guys just talk about the discussions that led to this transaction, maybe just a little background on the timing, how long these discussions have gone on, why now is the right time.

And then maybe secondarily, Himesh, I’m modestly familiar with Synacor but I’m just curious if you could touch briefly on your average target customer, the ASP around a typical deal, and in particular I’m interested in the channel. What’s the sweet spot of your channel in terms of target customer size?

Himesh Bhise - Synacor Chief Executive Officer
Three questions, Jeff. Timing, ASP, and channel, let me touch on each one. Both companies have known each other from the market for a long time now. Vern and I have certainly known each other for many years. I think in the last couple of years we have truly defined each of our go-forward strategies. At Synacor, we’ve put ATT.net behind us, really doubled down and declared our major around software and services, and described the growth trajectory we are on with both our Zimbra Email collaboration platform as well as our Cloud ID Identity and Access Management platform. And, we have deployed both of those in the cloud, hybrid, and on-prem.

Qumu at the same time has centered themselves as a company. It’s no longer got the debt situation it had a while ago. I think the product suite has developed impressively. The fact that they have a significant base of recurring revenue and a significant base of that is actually cloud revenue today is, I think, something that I’m sure Vern will agree was not really in existence a couple of years ago.

And I think the combination now just makes a ton of sense. We’re both collaboration-oriented companies. We’re both public, and hybrid cloud deployment. We both have complementary customer sets and we have complementary go-to-market programs, us leveraging the enterprise sales efforts of Qumu and Qumu leveraging the channel fit sales efforts of Synacor. So, I think from a timing point of view, I’m really pleased that we’re coming together right now and charging ahead as a collaboration company.

Vern Hanzlik - Qumu Chief Executive Officer
Jeff, I would just add. I wouldn’t add a lot to that but I would add from the fact is that now’s the time to go after the market. I think you have to be in a position of strength and I think that’s important. I think one of the things we know we need to do with our cloud platform is get it into the channel aggressively and get people that are committed. I think the top of the pyramid we’re going to continue to chase from a direct perspective just because those are more complex deals and we still want that with our platform on the video side. But, we can add value through some of the security things with Cloud ID; we believe that.

But, the mid-market is a huge opportunity for us and we’re set up to do that with our cloud platform. We’ve done a lot of work, as Himesh said. We have these services built. We’re ready to go. Whether they want to take the platform holistically, we plug it into the Zimbra platform, there’s a lot of different ways that we can deploy it. We’re ready to execute on that from an innovation perspective to enable the channels. People get excited and then things become more viral that way when you have that mass of distributors. We see it as a smaller subsection to start out with but then it goes from there. Success creates more opportunities. So, that’s a little bit on the timing.

Himesh Bhise - Synacor Chief Executive Officer
Your next question is on ASP and channel as it relates to Synacor. So, Jeff, on the ASP side, a little bit harder for me to answer that question only because we have a very broad range of customers. I mean, we work with smaller publishers and content providers to larger governments and service providers. So, our deal sizes vary from tens of thousands to well over $1 million and anywhere in between. I’d say the typical deal in the mid-market, which is where the channel program is most successful, tends to be in the tens of thousands of dollars range but can skew a lot higher because that channel is also very successful in working with government organizations and regulated industry like finance and healthcare around the world, and in those situations it skews higher.

Q: Got it. Great. Thank you for the color. Best of luck.

Operator
Next we’ll hear from the line of Steven Frankel with Dougherty. Please go ahead. Your line is open.

Q: Good morning. Congratulations. I wonder if you might give us some background how this transaction came about, how long have you guys been thinking about this, when did serious discussions start. Vern, on your side, were there any other potential acquirers considered?

Himesh Bhise - Synacor Chief Executive Officer

Let me kick it off and then I’ll turn it over to Vern. I think it’s no secret that at Synacor we have always been open to the right and accretive M&A opportunities that are out there. I think I’ve pretty much said that on every call. And in the history of the company, at least since I’ve been with them, there have been two transactions that we have executed and really successfully integrated that speak to the company as we are today: Technorati, which is the basis of our publish advertising business and Zimbra, which has been the basis of our software and services segment.

And so, as we look at M&A opportunities, not only do we look at the financial fit, which we’ve talked about earlier, but we do look at things like product fit. Does it help us and our customers accelerate our view of collaboration? Is there true revenue acceleration and the ability to drive growth as a combined company? Do we believe that there is a cultural fit and the two teams can work together? Because all of these factors play into not only the financial numbers but really how successful these transactions can be over years to come.

And so with that background in mind, as I mentioned earlier, Vern and I have known each other for many years and through the discussions, with the involvement of both boards, with the involvement of our bankers, I think things have gotten serious over the last few months. It made for a very busy holiday season, I can tell you that.

Vern Hanzlik - Qumu Chief Executive Officer
I think on the other, Steve, question on were there others, there were certainly other things that were going on in the market but I think that we-what’s the best-I mean, as I look at it in the last couple months going through this and grinding this opportunity to success here as we move forward, there were other opportunities, obviously, that we looked at. But, I think from a shareholder perspective, and value to the shareholders, as I look at this being shareholder and committing my time and effort, as Himesh said in his script, I’m excited about this from that perspective to generate shareholder value. I think that’s where success when you have an opportunity, as we stated earlier, just look at us as more as a collaboration platform suite of best-in-class. That’s what we’re going to start to-we’ll start to message that over the next 12 to 18 months as we bring the platforms together from a cloud perspective, bring those services, and I think that’s what gets me really excited to drive this to the right valuations that we think that our shareholders deserve.

Q: Thank you.

Operator
Next, we’ll hear from Austin Moldow with Canaccord.

Q: Hi, thanks, and congrats on the deal. I wanted to talk about, given the cross-selling opportunities, I wanted to ask about revenue growth expectations for the combined company.

Himesh Bhise - Synacor Chief Executive Officer
Austin, thank you for the comments and thank you for the question. I think revenue growth is a huge part of the go-forward strategic rationale. And, it breaks down in at least two pieces. One, as you identified, is straight up cross-sell, complementary customer bases, high renewal rates for both companies, implying deep customer relationships, and as each of our teams continues to work with each of our individual customers, there are opportunities just through the day-to-day interaction and quarterly business reviews to start presenting this broader product suite. We believe some of that will happen organically.

The second is powering the channel and getting them set up which involves-we have 1,900 channel partners. We do not expect all of them on day one to be presenting Qumu. So, we will go through the process of identifying the most effective subset of partners who are truly appropriate and truly interested in marketing Qumu, and getting them set up with the right training, materials, and product demos that they need to successfully go-to-market in their regions.

Both of those efforts will take time; time to deliver product integrations, and time to seed [ph] the channel and the cross-selling opportunities. Our expectation is that if the deal closes in the mid-2020 timeframe, and it roughly takes six months to prep the channel appropriately, these revenue synergies will start kicking in in the first fiscal year of post-close. So, 2021 is when we anticipate there to be, and we believe there will be, significant accelerated revenue.

Q: Got it. That’s really helpful. Given about a third of Qumu’s revenue comes from international, what are the main geographic opportunities that you’re most excited about as a combined company?

Himesh Bhise - Synacor Chief Executive Officer

Absolutely. I’m just sorting through the list in my mind. Number one, we believe that Qumu is perhaps under-penetrated in Asia-Pacific. We are very strong in Asia-Pacific. It has been a good performer for us. It’s one of our higher-growing regions, and so we’re looking forward to doing more in that market with the Qumu product suite.

We are very strong in the government space around the world, and we believe there might be opportunities for us to bring Qumu into that market.

We are not as well-positioned in these larger enterprise verticals like finance and healthcare but we do believe that they have the requirements that make Cloud ID and Zimbra important to them around security, extensibility, privacy, scalability. Those are all features that are represented in the Cloud ID and Zimbra platforms. So, on the flip side, we believe that there are opportunities, particularly in Europe and North America, for us to add those products to the Qumu customer base.

Q: Got it. Last question if you don’t mind, can you talk about how the combination with Qumu affects your overall transition from licensing to a SaaS-heavier business, how you talked about on your last call?

Himesh Bhise - Synacor Chief Executive Officer
It accelerates the heck out of it. I mean, if you just step back for a second and look at some of the numbers we’ve talked about, we have a combined software business of roughly $70 million. We have a combined recurring revenue software business of around $50 million. That’s strong scale. We both talked about the fact that we’ve been very focused on deploying our cloud-based products and driving SaaS revenues. So, you can assume that a big chunk of the $50 million is true SaaS revenue. Between the two companies, our focus on a go-forward basis is really focusing on the SaaS side of our business, which is not to say that we are at any point of time walking away from the license business because there are important and critical customers we serve, like government and financial institutions that need for a variety of regulatory reasons to look at license and hybrid deployments. We will continue to serve those customers.

But, we feel there is a vast market out there that now together we can accelerate growth in. We’ve talked about the mid-market for example. Those are all SaaS deals. So, think of us as this growing waterfall of overall software to recurring to growing SaaS as a percentage of the whole.

Vern Hanzlik - Qumu Chief Executive Officer
The only thing I would add to that is that we can get into new markets faster with our SaaS platform that we have globally set up, and that gives us acceleration as we stand up these services and new markets, and gives us diversity.

Q: Great. Thanks very much for the color and congrats again.

Operator
Ladies and gentlemen, that is our final question coming from our telephone audience today. We do thank you all for your interest and your participation in today’s call. This does conclude today’s meeting, and we do thank you. You may now disconnect your lines and we hope that you have a strong week. Thank you, all.

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